Exhibit 5.1

Laura A. Berezin

+1 650 843 5128

lberezin@cooley.com

May 8, 2018

Five Prime Therapeutics, Inc.

111 Oyster Point Boulevard

South San Francisco, CA 94080

Re:     Registration on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Five Prime Therapeutics, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to an aggregate of 1,449,103 shares of the Company’s common stock, par value $0.001 per share, consisting of (i) 1,159,282 shares (the “OIP Shares”) pursuant to the Company’s 2013 Omnibus Incentive Plan (the “2013 OIP”) and (ii) 289,821 shares (the “ESPP Shares,” and together with the OIP Shares, the “Shares”) pursuant to the Company’s 2013 Employee Stock Purchase Plan (the “2013 ESPP,” and together with the 2013 OIP, the “Plans”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related prospectuses, (b) the Plans, (c) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, and (d) such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the applicable Plan and the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

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Five Prime Therapeutics, Inc.

May 8, 2018

Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY LLP

By:	/s/ Laura A. Berezin
Laura A. Berezin